ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST
ALLIANZ
VARIABLE
INSURANCE
PRODUCTS
FUND
OF
FUNDS
TRUST
AIM
ETF
PRODUCTS
TRUST
CODE
OF
ETHICS
FOR
PRINCIPAL
EXECUTIVE
AND PRINCIPAL FINANCIAL OFFICERS

I.

Covered
Officers/Purpose
of
the
Code

This Code of Ethics (“Code”) of Allianz Variable Insurance Products Trust, Allianz Variable
Insurance
Products
Fund
of
Funds
Trust
(together
the
“VA
Trusts)
and
AIM
ETF
Products Trust (the “ETF Trust” and together with the VA Trusts, the “Trusts”) applies to the Principal Executive Officer and Principal Financial Officer of the Trusts (the “Covered Officers,” each of whom is set forth in Exhibit A) for the purpose of promoting:

•

honest
and
ethical
conduct,
including
the
ethical
handling
of
actual
or
apparent
conflicts
of interest between personal and professional relationships;

•

full, fair,
accurate, timely
and
understandable
disclosure
in
reports and
documents
that the Trusts file with, or submit to, the Securities and Exchange Commission (“SEC”) and in other public communications made by the Trusts;

•

compliance
with
applicable
governmental
laws,
rules, and
regulations;

•

the
prompt
internal
reporting
of
violations
of
the
Code
to
an
appropriate
person
or persons identified in the Code; and

•

accountability
for
adherence
to
the
Code.

Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.
1

1
Item 2 of Form N-CSR requires each Trust to disclose annually whether, as of the end of the period covered by the report, it has adopted a code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, regardless of whether these officers are employed by the Trust or
a third party. If
the Trust
has
not adopted
such a code of
ethics,
it must explain why
it has not done
so.
Each
Trust
must
also:
(1)
file
with
the
SEC
a
copy
of
the
code
as
an
exhibit
to
its
annual
report;
(2)
post
the
text of
the
code
on
its
Internet
website
and
disclose,
in
its
most
recent
report
on
Form
N-CSR,
its
Internet
address
and
the
fact that it has posted the code on its Internet website; or (3) undertake in its most recent report on Form
N-CSR to provide to any person without charge, upon request, a copy of the code and explain the manner in which such request may be made.
Disclosure
is
also
required
of
amendments
to,
or
waivers
(including
implicit
waivers)
from,
a
provision
of
the
code in the Trust’s annual report on Form
N-CSR or on its website. If the Trust
intends
to satisfy
the
requirement
to disclose amendments and waivers by
posting such information on its website, it will be required to disclose its Internet address and this intention.

•

Covered

Officers

Should

Handle

Actual

and

Apparent

Conflicts

of
Interest Ethically

Overview.
A “conflict of interest” occurs when a Covered Officer's private interest interferes with the
interests of, or his or her service
to, a Trust. For example, a conflict of interest would arise if a Covered Officer, or a member of his or her family, receives improper personal benefits as a result of the Covered Officer’s position in the Trust.

Certain conflicts of interest arise out of the relationships between Covered Officers and each
Trust
and
already
may
be
subject
to
conflict
of
interest
provisions
in
the
Investment
Company Act
of
1940
and
the
Investment
Advisers
Act
of
1940,
as
applicable.
For
example,
Covered
Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with a Trust because of their status as “affiliated persons” of the Trust. Each Covered
Officer
is
an
employee
of
the
investment
adviser
or
a
service
provider
("Service
Provider") to
the
Trusts.
The
Trusts’,
the
investment
adviser’s
and
the
Service
Provider’s
compliance
programs and
procedures
are
designed
to
prevent,
or
identify
and
correct,
violations
of
these
provisions.
This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside the parameters of this Code.

Although
typically
not
presenting
an
opportunity
for
improper
benefit,
conflicts
arise
from, or
as
a
result
of,
the
contractual
relationship
between
each
Trust
and
the
investment
adviser
and
the Service Provider of which the Covered Officers are officers or employees. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the
Trusts, for the
investment adviser or for the
Service
Provider), be involved in establishing polices
and
implementing
decisions
which
will
have
different
effects
on
the
investment
adviser,
the Service Provider and the Trusts. The Participation of the Covered Officers in such activities is inherent in the contractual relationship between the Trusts and the investment adviser and the Service
Provider and is consistent with
the
performance
by
the
Covered
Officers of their duties as officers
of
the
Trusts.
Thus,
if
performed
in
conformity
with
provisions
of
the
Investment
Company Act and the Investment Advisers Act, as applicable, such activities will be deemed to have been handled ethically.
In
addition,
it
is
recognized
by
the
Boards
of
Trustees of
the
Trusts
(the
“Board” or “Trustees”) that the Covered Officers may also be officers or employees of one or more investment companies other than the Trusts.

Other conflicts of interest are covered by this Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act or the Investment Advisers Act. The following list provides examples of conflicts of interest under this Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the
Trusts.

Each
Covered
Officer
must
not:

•

use his or her personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Trusts whereby the Covered Officer would benefit personally to the detriment of the Trusts;

•

cause
the
Trusts
to
take
action, or fail
to
take
action, for the
individual
personal
benefit of the Covered Officer rather than for the benefit of the Trusts; or

•

use
material
non-public knowledge
of
portfolio
transactions made
or contemplated
for the Trusts
to
trade
personally
or
cause
others
to
trade
personally
in
contemplation
of
the
market effect of such transactions.

There are some conflict
of interest
situations
that
may be discussed with the Chief Compliance Officer, if material. Examples of these include, but are not limited to:

•

service
as a director on
the
board
of any
public or private
company, other than
the
Trusts, the investment adviser or the Service Provider;

•

the
receipt
of
any non-nominal
gifts
related
in
any
way
to
the
Trusts;

•

the receipt of any entertainment from any company with which each Trust has current or prospective business dealings unless such entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

•

ownership
interest
in,
or
any
consulting
or
employment relationship with,
any
of
a
Trust’s service providers, other than its investment adviser, subadviser, principal underwriter, administrator or any affiliated person thereof; or

•

a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Trusts for effecting portfolio transactions or for selling or redeeming shares other than an
interest arising
from
the
Covered
Officer’s employment, such
as compensation
or equity ownership.

II.

Disclosure
and
Compliance

•

each
Covered
Officer
should
familiarize
himself
with
the
disclosure
requirements
generally applicable to the Trusts;

•

each
Covered
Officer
should
not
knowingly
misrepresent,
or
cause
others
to
misrepresent, facts about the Trusts to others, whether within or outside the Trusts, including to the Trusts’ Trustees and auditors, and to governmental regulators and self-regulatory organizations;

•

each Covered Officer should, to the extent appropriate within his or her area of responsibility, consult with other officers and employees of the Trusts and the Trusts’ investment adviser
or
subadviser with
the
goal
of
promoting
full,
fair,
accurate,
timely
and understandable disclosure in the reports and documents the
Trusts file with, or submit to, the SEC and in other public communications made by the Trusts; and

•

it is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

III.

Reporting
and
Accountability

Each
Covered
Officer
must:

•

upon
adoption
of
this
Code
(or
thereafter
as
applicable,
upon
becoming
a
Covered
Officer), affirm
in
writing
to
the
Board
that
he
or
she
has
received,
read,
and
understands
this
Code;

•

annually
thereafter
affirm to
the Board
in
writing
that
he or
she
has
complied
with
the requirements of this Code;

•

not
retaliate
against
any
employee
or
Covered
Officer
or
their
affiliated
persons
for
reports of potential violations of this Code that are made in good faith;

•

notify the Chief Compliance Officer of the Trusts (the “CCO”) promptly of any known violation of this Code. Failure to do so is itself a violation of this Code; and

•

report
at
least
annually
any
changes
in
his
or
her
employment
or
securities
industry affiliations from the prior year.

The
CCO
is
responsible
for
applying
this
Code
to
specific
situations
in
which
questions
are presented under it and has the authority to interpret this Code in any particular situation. However, any approvals or waivers
2
 sought by the Principal Executive Officer will be considered by the Audit Committee of the Board of the affected Trust(s) (the “Committee”).

The
Trusts will
follow
these
procedures in
investigating
and
enforcing
this
Code:

•

the
CCO
will
take
all
the
appropriate
action
to
investigate
any
reported
potential violations ;

•

if, after such
investigation, the
CCO believes that no
violation
has occurred, the
CCO is not required to take any further action;

•

any
matter
that the
CCO
believes is a
violation
will
be
reported
to
the
Committee;

•

if the Committee concurs that a violation has occurred, it will inform and make a recommendation to the Board, which will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures, notification to appropriate personnel or to the board of directors of the Service Provider or the investment adviser, or a recommendation to dismiss the Covered Officer from the Trusts;

•

the
Committee
will
be
responsible
for
granting
waivers,
as
appropriate;
and

•

any
changes
to
or waivers
or implicit
waivers
of
this
Code
will, to
the
extent
required, be disclosed as provided by SEC rules.

2
Item 2 of Form N-CSR
defines “waiver” as “the approval by
[a Trust] of a material departure from a provision of the code of ethics.” An “implicit waiver” refers to a Trust’s “failure to
take action within a reasonable period of time regarding
a
material
departure
from
a
provision
of
the
code of
ethics
that
has
been
made
known
to
an
executive
officer” of the Trust. Both waivers and implicit waivers must be disclosed.

IV.

Other
Policies
and
Procedures

This Code shall be the sole code of ethics adopted by the Trusts for purposes of Section 406 of
the
Sarbanes-Oxley
Act
of
2002
and
the
rules
and
forms
applicable
to
registered
investment companies
thereunder.
The
Covered
Officers
may
also
be
subject
to
other
policies
or
procedures
of the Trusts, the Trusts’ investment adviser, subadvisers, principal underwriter, or other service providers, which govern or purport to govern the Covered Officers’ behavior or activities, including, but not limited
to, codes
of ethics
under Rule
17j-1
under the
Investment
Company
Act or Rule 204A-1 under the Investment Adviser Act. To the fullest extent permitted by applicable law
or
regulation,
it
is
intended
that
this
Code,
and
each
other
such
applicable
policy
or
procedure, will
apply
separately, by
its own
terms, and
will
not interfere
with
or supersede
any
other policies or
procedures.
In
the
event
of
any
direct
conflict
between
this
Code
and
any
other
applicable
policy or procedure, the
Covered
Officers shall
consult with
the
Chief Compliance
Officer to
remedy
the
conflict.

V.

Amendments

Any material
amendments or attachments to
this Code, other than
amendments to
Exhibit A, must be approved or ratified by a majority vote of the Board, including a majority of the independent Trustees.

VI.

Confidentiality

All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the appropriate Board and its counsel, the investment adviser and the respective Service Providers.

VII.

Internal
Use

This Code is intended solely for the internal use by the Trusts and does not constitute an admission, by or on behalf of any Trust, as to any fact, circumstance, or legal conclusion.

Date:
rev.
Feb.
2020

EXHIBIT
A

Persons
Covered
by
this
Code
of
Ethics
–
As
of
Feb.
2020

VA
Trusts:

Principal
Executive
Officer and
President – Brian
Muench Principal
Financial
Officer
and
Treasurer
–
Bashir
C.
Asad
ETF Trust:
Principal Executive Officer and President – Brian Muench Principal
Financial
Officer and
Treasurer –
Monique
Labbe

ANNUAL CERTIFICATION
OF
COMPLIANCE WITH
THE
CODE OF
ETHICS
FOR PRINCIPAL
EXECUTIVE
AND PRINCIPAL FINANCIAL OFFICERS

I hereby certify that I have received the Code of Ethics for Principal Executive and Principal Financial Officers adopted pursuant to the Sarbanes-Oxley Act of 2002 (the "Code") and that I have read and understood the Code. I further certify that I am subject to the Code and have complied with each of the Code's provisions to which I am subject.

/s/
Bashir
C.
Asad
(Signature)
Name:
Bashir
C.
Asad
Title:
Treasurer/PFO
Date:
January 18, 2024

ANNUAL
CERTIFICATION
OF
COMPLIANCE WITH THE
CODE OF
ETHICS FOR PRINCIPAL EXECUTIVE AND PRINCIPAL FINANCIAL OFFICERS

I hereby certify that I have received the Code of Ethics for Principal Executive and Principal Financial Officers adopted pursuant to the Sarbanes-Oxley Act of 2002 (the "Code") and that I have read and understood the Code. I further certify that I am subject to the Code and have complied with each of the Code's provisions to which I am subject.

/s/
Brian Muench
(Signature)
Name:
Brian
Muench
Title:
Principal Executive Officer
Date:
January 17, 2024